ASSIGNMENT AND FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Assignment and First Amendment to Exclusive License Agreement (the "Assignment and First Amendment") is by and between University of Louisiana at Lafayette, organized under the Laws of the State of Louisiana, having an address of 104 E. University Circle, Lafayette, LA 70503, herein represented by Dr. E. Joseph Savoie, its duly authorized President ("UL Lafayette"); Hallam, Inc., a Texas corporation, having an address of 64 Highway 75 North, Huntsville, TX 77320, herein represented by Larry Hallam, its duly authorized President ("Hallam"); and Ammo Technologies Inc., an Arizona corporation, having an address of 6401 E. Thomas Road, Suite 106, Scottsdale, AZ 85251, herein represented by Fred W. Wagenhals, its duly authorized President ("Ammo Tech"), a wholly owned subsidiary of Ammo Inc., a Delaware corporation ("Ammo"). UL Lafayette, Hallam, and Ammo Tech are sometimes referred to individually as "Party" and collectively as "Parties.

RECITALS

WHEREAS, UL Lafayette is the owner of intellectual property referred to as HYBRID LUMINESCENCE TECHOLOGY AMMUNITION TECHNOLOGY;

WHEREAS, UL Lafayette entered into an Exclusive License Agreement with Hallam with an EFFECTIVE DATE of May 21, 2009 (the "Exclusive License"), attached hereto as Exhibit "A";

WHEREAS, UL Lafayette and Hallam renewed the Exclusive License effective May 21, 2013 through May 20, 2017;

WHEREAS, UL Lafayette and Hallam further renewed the Exclusive License effective May 21, 2017 through May 20, 2021;

WHEREAS, Larry Hallam and Brian Hallam ("Hallam's Shareholders") and Hallam desire to enter into a forward triangular merger under Section 368(a)(1)(a) of the Internal Revenue Code with Ammo and Ammo Tech, whereby shares of Ammo and other consideration shall be payable by Ammo to the Hallam Shareholders in exchange for the Hallam Shareholders delivering their shares in Hallam to Ammo Tech and with Hallam being merged into Ammo Tech, with Ammo Tech being the survivor entity (the "Forward Triangular Merger");

WHEREAS, as a condition precedent to the Forward Triangular Merger, Ammo and Ammo Tech require the consent to the assignment of the Exclusive License by UL Lafayette;

WHEREAS, Section 9.1 of the Exclusive License requires the express consent of UL Lafayette where the assignment occurs by merger or operation of law, which consent by UL Lafayette shall not be unreasonably withheld; and

WHERAS, the Parties desire to amend and supplement the Exclusive License to either clarify or modify some of the provisions of the Exclusive License to make the reporting more straightforward on a going forward basis.

NOW THEREFORE, the Parties agree as follows:

1. Capitalized Terms. All definitions or terms in this Assignment and First Amendment shall have the definition and terms ascribed thereto in the Exclusive License unless defined herein.

2. Conflict. In the event of a conflict between the terms and provisions of the Exclusive License and this Assignment and First Amendment, the terms and provisions of this Assignment and First Amendment shall prevail.

3. Certification of Terms and Status of Exclusive License. UL Lafayette and Hallam certify to Ammo Tech that a true and correct copy of the Exclusive License is attached as Exhibit "A" and further certify the following:

(a) the Exclusive License is presently in full force and effect and unmodified or unchanged;

(b) the LICENSED TECHNOLOGY now includes Patent US 8402896 B1 with a publication date of March 26, 2013 (the "Patent") and UL Lafayette is the owner of the Patent together with the LICENSED TECHNOLOGY and has not further assigned the LICENSED TECHNOLOGY or entered into any license of the LICENSED TECHNOLOGY other than to Hallam;

(c) the EFFECTIVE DATE is May 21, 2009 under the Exclusive License and is May 21 for each reporting year thereafter;

(d) all conditions and obligations of UL Lafayette and Hallam required under the Exclusive License to be satisfied as of the date hereof have been satisfied;

(e) as of the date hereof, Hallam has not assigned the Exclusive License;

(f) the minimum ROYALTY is $10,000.00 and is offset by the ROYALTY paid during the preceding TWELVE MONTH period as is set forth in 3(g) is due annually on or before June 20 (within thirty (30) days following the EFFECTIVE DATE of May 21);

(g) the quarterly Royalty Reports with the payment of the ROYALTY by Hallam are due within thirty (30) days after the last day of March, June, September, and December;

(h) notwithstanding Section 4.3 of the Exclusive License which called for a calendar year reporting, the last TWELVE MONTH reporting period in order to determine the minimum ROYALTY due on or before June 20, 2017 commenced April 1, 2016 and ended on March 31, 2017;

(i) the current TWELVE MONTH reporting period commenced April 1, 2017 and will end on March 31, 2018;

(j) no payments for patent expenses are due by Hallam under Section 5.2 of the Exclusive License and UL Lafayette has incurred no reimbursable patent expenses since January 1, 2017; and

(k) no default exists under the Exclusive License, and if one did exist, UL Lafayette hereby waives any such default.

4. UL Lafayette's Consent to Assignment. UL Lafayette consents to the assignment of the Exclusive License by Hallam to Ammo Tech pursuant to the terms of this Assignment and First Amendment, which consent is conditioned on the completion of the Forward Triangular Merger and Ammo Tech's written notice to UL Lafayette that the Forward Triangular Merger has closed (the "Closing"). Upon the Closing, Ammo Tech shall be the LICENSEE.

5. Section 4.3 of the Exclusive License is supplemented to include the following:

4.3.4 In order to make all minimum ROYALTIES coincide with the end of a calendar year instead of the EFFECTIVE DATE of May 21, commencing on January 1, 2018 and on each subsequent January 1, each TWELVE MONTHS shall run from January 1 through December 31 and the minimum ROYALTIES, if any, shall be due and payable on or before January 30 of the next succeeding TWELVE MONTHS calendar year. LICENSEE shall make a one-time minimum ROYALTIES payment of Six Thousand Dollars ($6,000.00) on or before January 30, 2018 as a payment to transfer the due date of the minimum ROYALTY and the TWELVE MONTHS from the EFFECTIVE DATE to January 1, after first subtracting ROYALTIES due under the Royalty Reports for the periods ending June 30, 2017, September 30, 2017, and December 31, 2017.

6. The following language in Section 9.4 of the Exclusive License is deleted and replaced with the following:

Delete the following:

If to **LICENSEE:**

Larry Hallam
Hallam, Inc.
64 Highway 75 North
Huntsville, TX 77320

Replace with:

If to **LICENSEE:**

Fred W. Wagenhals
Ammo Technologies, Inc.
6401 E. Thomas Road, Suite 106
Scottsdale, AZ 85251

7. Execution in Counterparts. This Assignment and First Amendment may be executed in counterparts. When each Party has signed and delivered at least one counterpart, each counterpart shall be deemed an original and, when taken together with the other counterparts, said counterparts shall constitute one agreement that shall be binding on and inure to the benefit of all Parties.

Photographic or facsimile copies of such signed counterparts may be used in lieu of the originals for any purpose.

IN WITNESS WHEREOF, the Parties have read and agree to be bound by the above terms and conditions and have entered into this Assignment and First Amendment to the Exclusive License Agreement effective as of the Closing, as listed above.

University of Louisiana at Lafayette

By: ______________________ [signature]
Dr. E. Joseph Savoie, President

Witnessed by: [signature]

Printed Name: Shelly Constantin

Date: 8/17/17

Hallam, Inc.
a Texas corporation

By: [signature]
Larry Hallam, President

Witnessed by: Candace Hallam

Printed Name: Candace Hallam

Date: August 16, 2017

Ammo Technologies Inc.
an Arizona corporation

By: [signature]
Fred W. Wagenhals, President

Witnessed by: [signature]

Printed Name: John F Daniels III

Date: August 16, 2017

EXHIBIT A

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement ("AGREEMENT") is made by and between the University of Louisiana at Lafayette, organized under the Laws of the State of Louisiana, having an address of 104 University Circle, Lafayette, LA 70503, herein represented by Dr. E. Joseph Savoie, its duly authorized President; (hereinafter "LICENSOR") and Hallam, Inc., a corporation doing business in Texas, and whose mailing address is 64 Highway 75 North, Huntsville, TX 77320, ("**LICENSEE**"), represented herein by Larry Hallam, its duly authorized President. This AGREEMENT is effective as of the _21st_ day of __May__, 2009 ("EFFECTIVE DATE").

RECITALS

WHEREAS, **LICENSOR** is the owner of intellectual property referred to as HYRID LUMINESCENCE AMMUNITION TECHNOLOGY invented and/or developed, in whole or in part, by Dr. William A. Hollerman, Brady Broussard and Noah Bergeron during the course of research funded in whole or in part by the State of Louisiana;

WHEREAS, **LICENSOR** wishes to partner with another party to commercialize the referenced invention;

WHEREAS, **LICENSEE** is interested in obtaining an exclusive license to develop and commercialize HYBRID LUMINESCENCE AMMUNITION TECHNOLOGY;

WHEREAS the arrangement contemplated by this AGREEMENT is of mutual interest to **LICENSEE** and the **LICENSOR** and furthers the objectives of the **LICENSOR;**

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

1.1 "AFFILIATE" shall mean any person, directly or indirectly, controlling, controlled by or under direct or indirect common control with **LICENSEE** whether such control exists on or becomes effective subsequent to the EFFECTIVE DATE, and whether such control is partial or complete. For the purpose of this definition, the term "control" shall mean the power and authority, whether or not exercised, to direct, cause the direction of, or influence the management and policies of another person, whether through ownership of voting securities, by contract, or otherwise.

1.2 "CONFIDENTIAL INFORMATION" shall mean any and all technical information of the **LICENSOR AND LICENSEE** made available and disclosed by it, directly or indirectly, to the other party pursuant to the provisions of this Agreement and which is related to the HYBRID LUMINESCENCE AMMUNITION TECHNOLOGY, except:

(a) technical information which at the time of disclosure is in the public domain,

(b) technical information which after disclosure is published or otherwise becomes part of the public domain through no fault of the recipient (but only after it is published or otherwise becomes part of the public domain),

(c) technical information which the recipient can show was in its possession at the time of disclosure and was not acquired, directly or indirectly, from the other party hereto under this AGREEMENT or was not acquired from a third party under obligation of confidence to one of the parties hereto, or

(d) technical information which is received by the recipient after the time of disclosure hereunder from a third party who did not require the recipient to hold such information in confidence and did not acquire such information, directly or indirectly, from the disclosing party under an obligation of confidence, or from a party who obtains such technical information by fraudulent or illegal means.

For the purposes of this Paragraph 1.2, specific technical information disclosed by one party to the other pursuant to the provisions of this AGREEMENT shall not be deemed, as to the recipient, to be within any of the above exceptions merely because it is embraced by more general information within one of the said exceptions.

The parties agree to maintain CONFIDENTIAL INFORMATION in confidence and to use the same degree of care and procedures which each uses to protect and safeguard its own confidential information of like kind and character to prevent disclosure thereof to others. The obligations of confidentiality imposed shall survive the termination of this AGREEMENT and shall remain in effect for five (5) years thereafter or the life of the patent, whichever is longer.

1.3 "DERIVATIVES" shall mean any and all inventions, improved inventions, or modifications of the invention, HYBRID LUMINESCENCE AMMUNITION TECHNOLOGY, developed by the **LICENSOR** or **LICENSEE** during the term of the AGREEMENT. Those inventions, improved inventions, and technology, developed by the **LICENSEE** that exhibit substantially different functionality than LICENSED TECHNOLOGY shall not be considered DERIVATIVES for the purposes of the AGREEMENT.

1.4 "DOCUMENTATION" shall mean and include, without limitation, all manuals, guides, diagrams, schematics, and other related written materials pertaining to the LICENSED TECHNOLOGY and/or DERIVATIVES, if any, which may be available and furnished by the **LICENSOR** to **LICENSEE.**

1.5 "INTELLECTUAL PROPERTY" shall mean all inventions, technology and their derivatives whether or not patentable, copyrightable or considered trade secrets embodied in the LICENSED TECHNOLOGY, including any intellectual property rights related to the LICENSED TECHNOLOGY and conceived and/or reduced to practice during the term of this AGREEMENT by the **LICENSOR** or **LICENSEE** and/or any affiliates thereof all of whom owe a duty to assign to the **LICENSOR** any and all inventions, software and/or technology created during the term of this AGREEMENT.

1.6 "LICENSED TECHNOLOGY" shall mean HYBRID LUMINESCENCE AMMUNITION TECHNOLOGY as represented in U.S. Patent application 11/499,535 filed August 4, 2006, U.S. Patent Continuation in Part application 12/260,583, filed October 29, 2008, and all Derivatives thereof, and related additional information or materials. The term Licensed Technology shall include any and all tradenames, trademarks, service marks or logos of the **LICENSOR** associated with the Licensed Technology as of the date of signing.

1.7 "LICENSED TERRITORY" shall mean worldwide.

1.8 "NET SALES" shall mean:

A. In the case of manufacture and sale of materials by the LICENSEE or an AFFILIATE employing the LICENSED TECHNOLOGY:

The gross sales, less the cost of materials, direct cost of labor, direct cost of delivery, direct cost of advertising and an overhead equal to ten (10%) percent of the cost, defined as the direct cost of materials, labor, delivery and advertising, excluding credits for returns, allowances or trades.

B. In the case of sublicenses granted by the **LICENSEE**:

The gross amount of receipts received from the sublicense less the cost of travel, lodging,

entertainment, and professional fees, required to obtain the sublicense, excluding credits for returns, allowances or trades.

1.9 "ROYALTY" or ROYALTIES" shall mean the monetary sums to be paid to **LICENSOR** by **LICENSEE** for use by LICENSEE and/or SUBLICENSEE of the LICENSED TECHNOLOGY and DERIVATIVES as provided in Article 4.

1.10 "SUBLICENSEE" shall mean any person, party or business entity to which **LICENSEE** grants a license to develop, commercialize and/or manufacture the LICENSED TECHNOLOGY, and wherein said term SUBLICENSEE shall also include any and all licenses granted by a SUBLICENSEE to another party.

1.11 "HYBRID LUNINESCENCE AMMUNITION TECHNOLOGY" shall mean **LICENSOR'S** information relating to tracer ammunition which uses luminescent materials and the methods of making said ammunition, and including the information disclosed in U.S. Patent application Serial No. 11/499,535, filed August 4, 2006 continuations, continuations-in-part, divisions, reissues and foreign counterparts thereof.

ARTICLE 2. TERM AND RENEWAL

2.1 The initial term of this AGREEMENT shall begin on the EFFECTIVE DATE of this AGREEMENT and shall end four (4) years from the EFFECTIVE DATE unless otherwise terminated pursuant to ARTICLE 8 of this AGREEMENT.

2.2 The **LICENSOR** agrees that **LICENSEE** may thereafter renew this AGREEMENT for successive periods of four (4) years beyond the then current period provided **LICENSEE** is in compliance with the terms of this Agreement and upon payment of the minimum Royalties due to the **LICENSOR** for the then-current period.

2.3 The license may be terminated by **LICENSOR** if **LICENSEE** has not produced luminescent tracer ammunition royalties based upon the HYBRID LUMINESCENCE AMMUNTION TECHNOLOGY described in this Agreement within four (4) years from the EFFECTIVE DATE of this Agreement.

ARTICLE 3. LICENSE

3.1 The **LICENSOR** hereby grants to **LICENSEE** an exclusive license to make, use and sell, or otherwise exploit, including the grant of sublicenses to third parties for commercial purposes, the LICENSED TECHNOLOGY, DERIVATIVES, INTELLECTUAL PROPERTY, and DOCUMENTATION within the LICENSED TERRITORY as provided for in this AGREEMENT for non-military purposes only. This grant of the license is subject to rights retained by the **LICENSOR** to:

3.1.1 Publish the general scientific findings from research related to the LICENSED TECHNOLOGY and DERIVATIVES subject to the terms of Article 6;

3.1.2 Use LICENSED TECHNOLOGY and DERIVATIVES for research, teaching and other educationally-related purposes; and

3.1.3 Use the LICENSED TECHNOLOGY and DERIVATIVES for military purposes.

3.2 The license granted through this AGREEMENT is exclusive in the LICENSED TERRITORY for the term of this AGREEMENT.

3.3 **LICENSEE** may extend the license granted herein to any AFFILIATE on the condition that the

AFFILIATE is bound by this AGREEMENT to the same extent as is **LICENSEE,** which extension shall be agreed to in writing by AFFILIATE. The granting of sublicenses by the **LICENSEE** or by any **SUBLICENSEE** shall require fifteen (15) day notification to the **LICENSOR.** Should **LICENSOR** provide any comments relative to the granting of said sublicenses, **LICENSEE** shall reasonably consider said comments by **LICENSOR.** If no comment is made by **LICENSOR** within the fifteen (15) day notification period, **LICENSEE** may assume that **LICENSOR** has no objection to the granting of said sublicense.

3.4 The **LICENSOR** shall retain ownership of the LICENSED TECHNOLOGY, DERIVATIVES, TRADENAMES developed by it, DOCUMENTATION of **LICENSOR** and any patents, copyrights, technology, and tangible research materials and other INTELLECTUAL PROPERTY related thereto as of the date of signing without regard to whether DERIVATIVES or INTELLECTUAL PROPERTY created during the term of this AGREEMENT were developed by the **LICENSOR** or **LICENSEE** and/or **LICENSEE'S** AFFILIATES. **LICENSEE** will own any trademarks developed by it.

3.5 **LICENSEE** acknowledges that the **LICENSOR** is the owner of all of the INTELLECTUAL PROPERTY associated with the LICENSED TECHNOLOGY and its DERIVATIVES. **LICENSEE** hereby agrees that it will not do or cause to be done any act or thing contesting or interfering with such ownership.

3.6 **LICENSEE** shall disclose all derivatives of the LICENSED TECHNOLOGY and its DERIVATIVES which **LICENSEE** and/or its AFFLIATES may develop during the term of this AGREEMENT. **LICENSEE** shall also be obligated to disclose to the **LICENSOR** all derivatives of the LICENSED TECHNOLOGY and DERIVATIVES that **LICENSEE** may develop that relate to any other potential uses of the LICENSED TECHNOLOGY and its DERIVATIVES. LICENSOR agrees that all disclosures of LICENSEE made to LICENSOR hereunder shall be deemed confidential.

3.7 **LICENSEE** shall cooperate fully in any efforts made by the **LICENSOR** to obtain and perfect the **LICENSOR'S** interest in the INTELLECTUAL PROPERTY, such cooperation including, but not limited to, LICENSEE and its AFFILIATES' review and execution of patent applications, copyright registrations, trademark registrations, assignments, and any other related documents. **LICENSEE** also agrees to cooperate fully in any litigation involving the INTELLECTUAL PROPERTY. **LICENSEE'S** duty to cooperate in obtaining protection for, and in any litigation concerning, the LICENSED TECHNOLOGY, DERIVATIVES, and INTELLECTUAL PROPERTY related thereto shall continue beyond the term of this AGREEMENT. In performing its obligations pursuant to this section 3.7, LICENSEE agrees to bear TWO THOUSAND AND NO/100 ($2,000.00) DOLLARS of the cost of same subject to the limitations set forth in section 5.2 hereof once a defendable patent related to LICENSED TECHNOLOGY AND THIS AGREEMENT has been issued.

3.8 **LICENSEE** shall provide to **LICENSOR** monthly backups of all data related to this AGREEMENT and/or LICENSED TECHNOLOGY, as indicated in Section 4.4. To the extent that compliance with this section 3.8 is determined to be a violation of any duty to protect the privacy of such information, LICENSEE shall not be required to comply; but rather, will archive said information and in the event of a Termination of this Agreement, cooperate in securing the consent of the appropriate parties for release of the information to LICENSOR.

ARTICLE 4. CONSIDERATION: ROYALTY COMPUTATION, PAYMENT AND REPORTING

4.1 **LICENSEE** shall pay to the **LICENSORS** a nonrefundable license issue fee of FIVE THOUSAND AND NO/100 ($5,000.00) DOLLARS, concurrent with its execution of this AGREEMENT. This fee is not creditable toward royalties or minimums due to the **LICENSORS** from **LICENSEE.**

4.2 During the term of this AGREEMENT, **LICENSEE** shall pay to the **LICENSOR,** in accordance with

Section 4.5, a ROYALTY on quarterly NET SALES, as defined in Section 1.8A, calculated on a quarter calendar year basis, of five (5.0%) percent ROYALTY on NET SALES. As to any sublicenses granted by **LICENSEE, LICENSEE** will pay to **LICENSOR** the sum of twenty (20%) percent of all net sales, as defined in Section 1.8B, received by **LICENSEE.**

4.3 If the minimum ROYALTIES, as listed in this section, for current calendar year have not been met, **LICENSEE** guarantees that it will pay to the **LICENSOR** within 30 days of the end of each designated period set forth below, the minimum ROYALTIES, prescribed herein, during the term of this AGREEMENT. No credit for amounts paid in excess of minimum ROYALTIES will be carried forward.

4.3.1	1st TWELVE MONTHS from EFFECTIVE DATE	\$3,000.00
4.3.2	2nd TWELVE MONTHS from EFFECTIVE DATE	\$5,000.00
4.3.3	3rd and each subsequent TWELVE MONTHS from EFFECTIVE DATE, paid quarterly as indicated in Section 4.4	\$10,000.00

4.4 **LICENSEE** will provide quarterly written royalty reports ("Royalty Reports") to the **LICENSOR,** accompanied by payment for ROYALTIES due within thirty (30) days after the last day of March, June, September and December of each calendar year during the term of the AGREEMENT. Royalty Reports shall include at least the following information, receipts and/or other documentation as it relates to LICENSED TECHNOLOGY covered by this AGREEMENT:

1. Gross Sales;
2. Cost of Materials;
3. Cost of Labor:
4. Cost of Delivery;
5. Cost of advertising;
6. Overhead Costs; and,
7. Other costs such as travel and professional fees.

Royalty Reports shall be certified as accurate by a duly authorized representative of **LICENSEE** and shall separately state for the preceding quarterly period the following information: the type, quantity, and price of royalty bearing transactions; deductions taken for returns, allowances or trades, if any, including the identification and allocable monetary amount associated with each; and the total ROYALTY payable. Royalty Reports shall be furnished to the **LICENSOR** regardless of whether any Royalty bearing transactions were completed during the reporting period or whether any ROYALTY is actually owed. The receipt or acceptance by the **LICENSOR** of Royalty Reports or royalty payments shall not prevent the **LICENSOR** from subsequently challenging the validity or accuracy of Royalty Reports or the accompanying Royalty payments.

4.5 **LICENSEE** shall make all payments required under this AGREEMENT in United States dollars by check(s) representing current and available funds written against **LICENSEE'S** account in a federally insured United States bank. Payment should be made payable to the University of Louisiana at Lafayette referencing HYBRID LUMINESCENCE AMMUNITION TECHNOLOGY and sent to:

Dr. E. Joseph Savoie
Office of the President
University of Louisiana at Lafayette
104 University Circle
Lafayette, LA 70503

4.6 "Final" Royalty Reports and royalty payments shall be made within thirty (30) days after the expiration or termination of this AGREEMENT with respect to all royalty bearing transactions completed by **LICENSEE** but not previously reported and/or paid.

4.7 Any royalty payment not made by **LICENSEE** to the **LICENSOR** when first due shall thereafter additionally bear interest payable at a ten (10%) per cent per annum rate until such payments and interest thereon are paid in full.

4.8 **LICENSEE** will make and retain, and as necessary, and cause its AFFILIATE(s) to make and retain, for at least eleven (11) years following the submission of a Royalty Report to the **LICENSOR** hereunder, true and accurate records, files and books of account containing all data reasonably required for the full computation and verification of the amounts to be paid under this AGREEMENT and set forth in said Royalty Report.

4.9 Upon thirty (30) days advance notice by the **LICENSOR**, and at any reasonable time during normal business hours, but no more frequently than once during each consecutive twelve-month period beginning with the EFFECTIVE DATE of the AGREEMENT, **LICENSEE** will permit, and will cause its AFFILIATE(s) to permit, the reasonable inspection of the aforementioned records, files and books of account by the **LICENSOR** through a duly authorized representative mutually accepted by both parties, or a representative of the Office of the State Legislative Auditor as required by law, for the sole purpose of verifying the information set forth in the Royalty Reports. In the event that such inspection reveals an overpayment by **LICENSEE** of the actual amount owed to the **LICENSOR**, such overpayment with interest thereon calculated at a per annum rate equal to the applicable, allowable legal interest rate will be credited against future ROYALTIES due the **LICENSOR** by **LICENSEE.** If however, such inspection reveals an underpayment by **LICENSEE** of the actual amount owed to the **LICENSOR, LICENSEE** will, within thirty (30) days of such determination, pay the **LICENSOR** such underpayment in full together with interest thereon calculated monthly at a per annum rate equal to the applicable, allowable legal interest rate.

4.10 The cost of the inspection of **LICENSEE**'s records, files and books of account prescribed in paragraph 4.9 above shall be borne by the **LICENSOR**; provided however, that in the event such inspection reveals an underpayment of ROYALTIES due by **LICENSEE** to the **LICENSOR** of ten percent (10%) or more of ROYALTIES due, then **LICENSEE** shall pay for the inspection.

4.11 All taxes resulting by operation of this AGREEMENT shall be borne by the party obligated to pay them under applicable law. Each party shall be responsible for its payment of taxes as required by law.

ARTICLE 5. FUTURE PATENTS AND FUTURE PATENT EXPENSES

5.1 The **LICENSOR** will control the prosecution of its own patents, copyrights, and trademarks developed by it and pursued after the EFFECTIVE DATE of this Agreement and will own all patents, copyrights, and trademarks developed by it included in LICENSED TECHNOLOGY.

5.2 The **LICENSEE** shall reimburse the **LICENSOR** for all reasonable patent expenses, incurred after the latter of the EFFECTIVE DATE of the Agreement, or after a defendable patent related to the LICENSED TECHNOLOGY has been issued. The **LICENSOR** will invoice **LICENSEE** for those expenses and **LICENSEE** shall pay the **LICENSOR** the invoiced amount within 30 days of receipt of said invoice. The total patent expenses for which the **LICENSEE** shall be responsible during the term of the AGREEMENT shall not exceed $2,000.00 in any one calendar year during the term of this Agreement.

ARTICLE 6. CONFIDENTIALITY, PUBLICATION, USE OF NAME

6.1 The **LICENSOR** shall not use **LICENSEE'S** name, corporate name, or name of any corporate officer, or affiliates without **LICENSEE'S** prior written consent. **LICENSEE** shall not use the **LICENSOR'S** name, or the name of any officer, faculty member, student or employee thereof, without

the **LICENSOR'S** prior written consent.

6.2 Until a defendable patent related to LICENSED TECHNOLOGY is issued The **LICENSOR** will submit a manuscript for any proposed publication, presentation or public dissemination of research related to the LICENSED TECHNOLOGY and DERIVATIVES to LICENSEE at least fifteen (15) days before publication and LICENSEE shall have the right to review and comment upon the proposed publications in order to protect LICENSEE'S confidential information and commercialization efforts.

ARTICLE 7. DISCLAIMER OF WARRANTIES, INDEMNIFICATION

7.1 THE **LICENSOR** MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, WARRANTIES WITH RESPECT TO THE CONDUCT, COMPLETION, SUCCESS OR PARTICULAR RESULTS OF THE RESEARCH FROM WHICH THE LICENSED TECHNOLOGY OR DERIVATIVES ARE DEVELOPED, OR THE CONDITION, OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE LICENSED TECHNOLOGY OR DERIVATIVES. THE **LICENSOR** SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES SUFFERED BY **LICENSEE** OR ANY OTHER PERSON RESULTING FROM THE USE OF LICENSED TECHNOLOGY OR DERIVATIVES, OR ANY PRODUCTS RESULTING THEREFROM.

7.2 **LICENSEE** shall protect, defend, indemnify and hold harmless the **LICENSOR**, and any employees, trustees, members, officers, directors, faculty and students (hereinafter referred to collectively as the "INDEMNIFIED PERSONS") from and against any and all liability, claims, demands, lawsuits, losses, damages, costs or expenses (including attorneys fees), for which the INDEMNIFIED PERSONS may be alleged to be responsible, or be required to pay arising out of or related to **LICENSEE'S** performance of this Agreement. **LICENSEE** shall notify the **LICENSOR** upon learning of the institution or threatened institution of any such liability, claims, demands, lawsuits, losses, damages, costs and expenses and the **LICENSOR** shall cooperate with the **LICENSEE** in every proper way in the defense or settlement thereof at **LICENSEE'S** request and expense. **LICENSEE** shall not be required to indemnify, defend, release or hold **LICENSOR** harmless of or from allegations of its own negligence or the failure to perform its obligations under this Agreement.

ARTICLE 8. TERMINATION

8.1 **LICENSEE** may terminate this agreement by giving **LICENSOR** written notice at least 60 days in advance of the effective date of termination selected by **LICENSEE**.

8.2 **LICENSOR** may terminate this AGREEMENT if **LICENSEE**:

- 8.2.1 Is delinquent on any report or payment and such delinquency continues for 60 days following written notice thereof;
- 8.2.2 Is in breach of any provision and fails to cure said breach following 30 days written notice;
- 8.2.3 Provides any knowingly false report; or
- 8.2.4 **LICENSEE** fails to produce LUMINESCENCE AMMUNITION ROYALTY PAYMENTS as provided in Section 2.3

8.3 Termination of this AGREEMENT shall not affect the rights and obligations of the parties accrued prior to termination hereof. The provisions of Article 6 entitled CONFIDENTIALITY, PUBLICATION, USE OF NAME; Article 7, entitled DISCLAIMER OF WARRANTIES, INDEMNIFICATION; and Article 9, entitled ADDITIONAL PROVISIONS, shall survive such termination.

ARTICLE 9. ADDITIONAL PROVISIONS

9.1 No rights hereunder may be assigned by **LICENSEE**, directly or by merger or other operation of law, without the express written consent of the **LICENSOR**, which consent shall not be unreasonably withheld. Any prohibited assignment of this AGREEMENT or the rights hereunder shall be null and void. No assignment shall relieve **LICENSEE** of responsibility for the performance of any accrued obligations, which it has prior to such assignment.

9.2 A waiver by either party of a breach or violation of any provision of this AGREEMENT will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this AGREEMENT.

9.3 Nothing herein shall be deemed to establish a relationship of principal and agent between the **LICENSOR** and **LICENSEE**, nor any of their agents or employees, nor shall this AGREEMENT be construed as creating any form of legal association or arrangement which would impose liability upon one party for the act or failure to act of the other party. Nothing in this AGREEMENT, express or implied, is intended to confer on any person other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

9.4 Notices, statements, reports and other communications under this AGREEMENT shall be in writing and shall be deemed to have been received as of the date dispatched if sent by public overnight courier (e.g., Federal Express) and addressed as follows:

If to the **LICENSOR**:

Dr. E. Joseph Savoie
Office of the President
University of Louisiana at Lafayette
104 University Cir.
Lafayette LA 70503

and

R. W. Landry
Office of Research and Sponsored Programs
University of Louisiana at Lafayette
P.O Box 43610
Lafayette, LA 70504-3610

If to **LICENSEE**:

Larry Hallam
Hallam, Inc.
64 Highway 75 North
Huntsville, TX 77320

9.5 This AGREEMENT shall be construed and governed in accordance with the laws of the State of Louisiana, without giving effect to conflict of law provisions and federal law, as applicable.

9.6 The **LICENSOR** and **LICENSEE** shall not discriminate against any employee or applicant for employment because of race, color, sex, age, religion, national or ethnic origin, handicap, or because he or she is a disabled veteran or veteran of the Vietnam Era.

9.7 Neither party shall be liable for any failure to perform as required by this AGREEMENT to the extent such failure to perform is due to circumstances reasonably beyond such party's control, including, without limitation, labor disturbances or labor disputes of any kind, failure of any governmental approval required for full performance, civil disorders or commotions, acts of aggression, acts of God, energy or other conservation measures imposed by law or regulation, failure of utilities, disease, or other such occurrences.

9.8 **LICENSEE** and the **LICENSOR** shall comply with all laws, regulations and other legal requirements applicable in connection with this AGREEMENT, including but not limited to any legal requirements applicable to the use of the results of the LICENSED TECHNOLOGY or DERIVATIVES and laws controlling the export of technical data, HYBRID LUMINESCENCE AMMUNITION TECHNOLOGY, and all other export controlled commodities.

9.9 Notwithstanding the definitions set forth in section 1.3, 1.5, 1.6 and any other provision of this license agreement, this license agreement does not in any way affect, apply to, include or otherwise grant any rights to Licensee in connection with any intellectual property or programs other than HYBRID LUMINESCENCE AMMUNITION TECHNOLOGY and the items identified in Exhibit A.

9.10 The Non-Disclosure Agreement between the parties, dated November 3, 2008, is incorporated herein and superseded by this AGREEMENT.

10.1 This AGREEMENT embodies the entire understanding between the parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral. This AGREEMENT may not be varied except by a written document signed by duly authorized representatives of both parties.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereby execute this AGREEMENT as of the date first written above.

WITNESSES	University of Louisiana at Lafayette
Sherry S. Young	By:
Print Name: Sherry S. Young	Dr. E. Joseph Savoie, President
Print Name:	Date: 5/29/09
WITNESSES	Hallam, Inc.
Jill Bergman	By: Larry Hallam
Print Name: Jill Bergman	Larry Hallam, President
Teresa Tucker	
Print Name: Teresa Tucker	Date: May 21, 2009